ITEM 77M: Mergers

      Morgan Stanley Developing Growth Securities Trust

     On December 16, 2003, a Special Meeting of Shareholders of Morgan Stanley New Discoveries Fund ("New Discoveries") was held to consider and vote upon an Agreement and Plan of Reorganization (the "Reorganization Agreement") between New Discoveries and Morgan Stanley Developing Growth Securities Trust ("Developing Growth"), pursuant to which substantially all of the assets of New Discoveries would be combined with those of Developing Growth and shareholders of New Discoveries would become shareholders of Developing Growth receiving shares of Developing Growth with a value equal to the value of their holdings in New Discoveries. On July 31, 2003 the Board of Trustees unanimously approved the
Reorganization Agreement, and on December 16, 2003 the Reorganization Agreement was approved by the affirmative vote of a majority of the shares of New Discoveries represented in person or by proxy and entitled to vote at the meeting.

      On  December 19, 2003, the Reorganization Plan between
New   Discoveries  and  Developing  Growth   was   completed
according  to  the  terms  set  forth  above  and   in   the
Reorganization Agreement.

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     On December 16, 2003, a Special Meeting of Shareholders
of Morgan Stanley Next Generation Trust ("Next Generation") was held to consider and vote upon an Agreement and Plan of Reorganization (the "Reorganization Agreement") between Next Generation and Morgan Stanley Developing Growth Securities Trust ("Developing Growth"), pursuant to which substantially all of the assets of Next Generation would be combined with
those   of  Developing  Growth  and  shareholders  of   Next
Generation would become shareholders of Developing Growth receiving shares of Developing Growth with a value equal to the value of their holdings in Next Generation. On July 31,
2003   the  Board  of  Trustees  unanimously  approved   the
Reorganization Agreement, and on December 16, 2003 the Reorganization Agreement was approved by the affirmative vote of a majority of the shares of Next Generation represented in person or by proxy and entitled to vote at the meeting.

      On  December 19, 2003, the Reorganization Plan between
Next   Generation  and  Developing  Growth   was   completed
according  to  the  terms  set  forth  above  and   in   the
Reorganization Agreement.